                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                CHOICEPOINT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              (choice Point Logo)

                                CHOICEPOINT INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30005

                                 March 22, 2002

Dear Shareholders,

     You are cordially invited to attend the 2002 annual meeting of shareholders of ChoicePoint Inc., which will be held at ChoicePoint's principal executive offices, 1000 Alderman Drive, Alpharetta, Georgia, on Thursday, April 25, 2002 at 11:00 a.m. local time.

     Information concerning the meeting, the nominees for the Board of Directors and other business to be conducted at the meeting is contained in the Notice of Annual Meeting of Shareholders and related Proxy Statement which follow.

     It is important that your shares be represented at the meeting in order for the presence of a quorum to be assured and for your vote to be counted. Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting. Your vote is very important to ChoicePoint.

     We are very proud of our accomplishments this past year that not only maintained our momentum but also better positioned ChoicePoint for the future. On behalf of the officers and directors of ChoicePoint, we wish to thank you for your continuing confidence in ChoicePoint.

                                          /s/ Dereck V. Smith

                                          DEREK V. SMITH
                                          Chairman, President and Chief
                                          Executive Officer

Alpharetta, Georgia
March 22, 2002

   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                                CHOICEPOINT INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002

                             ---------------------

     NOTICE IS HEREBY GIVEN that ChoicePoint Inc. will hold the annual meeting of its shareholders on Thursday, April 25, 2002 at 11:00 a.m. local time, for the following purposes:

          (1) To elect three directors for terms expiring in 2005;

          (2) To ratify the appointment of independent public accountants; and

          (3) To transact any other business properly brought before the annual meeting or any adjournment or postponement thereof.

     The board of directors is not currently aware of any other matters that will come before the annual meeting. Only ChoicePoint shareholders of record at the close of business on March 4, 2002 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

     Regardless of whether you plan to attend the annual meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy in the accompanying envelope.

                                          By Order of the Board of Directors,

                                          /s/ J. Michael de Janes

                                          J. MICHAEL DE JANES
                                          Corporate Secretary

Alpharetta, Georgia
March 22, 2002

                                CHOICEPOINT INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30005

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2002

     The 2002 Annual Meeting of Shareholders of ChoicePoint Inc. ("ChoicePoint" or the "Company") will be held on April 25, 2002, at ChoicePoint's corporate headquarters, located at 1000 Alderman Drive, Alpharetta, Georgia 30005, beginning promptly at 11:00 a.m., local time. The enclosed form of proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about March 22, 2002.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving this proxy statement and proxy card because you own shares of common stock in ChoicePoint Inc. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Derek V. Smith, Douglas C. Curling and J. Michael de Janes as your representatives at the annual meeting. Messrs. Smith, Curling and de Janes will vote your shares, as you have instructed them on the proxy card, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

     If an issue comes up for vote at the annual meeting that is not on the proxy card, Messrs. Smith, Curling and de Janes will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on (1) the election of three directors and (2) the ratification of the appointment of Deloitte & Touche LLP as independent public accountants. No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Shareholders as of the close of business on March 4, 2002 are entitled to vote. This is referred to as the record date. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. We request that you vote by proxy even if you plan to attend the annual meeting.

     You may also vote in person at the annual meeting. Written ballots will be available to anyone who wants to vote at the annual meeting. If you hold your shares in "street name" (through a broker or other nominee, such as a bank), you must request a legal proxy from your stockbroker in order to vote at the annual meeting.

HOW MANY SHARES REPRESENTED DO YOU NEED TO HOLD THE ANNUAL MEETING?

     As of March 4, 2002, 63,686,893 shares of common stock were issued and outstanding. Holders of a majority of the outstanding shares as of the record date, equal to 31,843,447 shares, must be present at the annual meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our corporate secretary at 1000 Alderman Drive, Alpharetta, Georgia 30005;

     - signing another proxy with a later date; or

     - voting again at the annual meeting.

HOW MAY I VOTE FOR THE NOMINEES FOR ELECTION OF DIRECTOR?

     With respect to the election of nominees for director, you may:

     - vote FOR the election of the three nominees for director;

     - WITHHOLD AUTHORITY to vote for the three nominees; or

     - WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee or nominees.

HOW MANY VOTES MUST THE NOMINEES FOR ELECTION OF DIRECTOR RECEIVE TO BE ELECTED?

     If a quorum is present at the meeting, the three nominees receiving the greatest number of affirmative votes, known as a plurality, will be elected to serve as directors. Shares that are not voted and shares whose votes are withheld will not affect the outcome of the election for directors. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

     The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

HOW MAY I VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS?

     With respect to the proposal to ratify the appointment of Deloitte & Touche LLP as ChoicePoint's independent public accountants for fiscal year 2002, you may:

     - vote FOR ratification;

     - vote AGAINST ratification; or

     - ABSTAIN from voting on the proposal.

HOW MANY VOTES MUST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS RECEIVE TO PASS?

     If a quorum is present at the annual meeting, the ratification of the appointment of the independent public accountants must receive the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions are neither counted as votes cast for or against this proposal and, as a result, have no effect on the outcome of the vote.

WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the three named director nominees and FOR the ratification of the appointment of the independent public accountants. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in "street name", your brokerage firm may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors and the ratification of independent public accountants. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters. These "broker non-votes" are counted for purposes of establishing a quorum; however, they are neither counted as votes cast for or against a matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote. You are not being asked to vote on any non-routine matters at the annual meeting.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2002. The report will be filed with the Securities and Exchange Commission, and you will be able to get a copy by contacting our corporate secretary at (770) 752-6000, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through our web site at www.choicepoint.net or the SEC's EDGAR system at www.sec.gov.

                       ELECTION OF CHOICEPOINT DIRECTORS

     The ChoicePoint board of directors has fixed the number of ChoicePoint directors at ten. The ChoicePoint board of directors is divided into three classes, with each class elected for a three-year term. Terms are staggered so that one class is elected each year. The terms of Ron D. Barbaro, Charles G. Betty, and Bernard Marcus will expire at the ChoicePoint annual meeting. Messrs. Barbaro and Betty will retire from the board of directors effective at the ChoicePoint annual meeting and therefore will not stand for reelection to the board of directors.

     The corporate governance and nominating committee has nominated Mr. Marcus to stand for reelection at the ChoicePoint annual meeting and Dr. John J. Hamre and Mr. Terrence Murray to stand for election to fill the vacancies that will be created by the retirement of Messrs. Barbaro and Betty from the board of directors.

     Mr. Marcus is currently a director of ChoicePoint and has consented to continue to serve as a director if reelected. Dr. Hamre and Mr. Murray are not currently directors of ChoicePoint, but both have consented to serve as a director if elected. If elected, the nominees listed below will serve for the terms indicated or until their successors are elected and have qualified. If any nominee for director shall be unable to serve, the persons named in the proxy may vote for a substitute nominee. There are no family relationships between any director, person nominated to be a director or any executive officer of ChoicePoint or its subsidiaries.

     Set forth below is information about the director nominees and about the incumbent directors whose terms will expire in 2003 and 2004.

NOMINEES FOR TERMS EXPIRING IN 2005

     Dr. John J. Hamre, 51, has been nominated to serve as a director of ChoicePoint. Dr. Hamre has served as President and Chief Executive Officer of the Center for Strategic and International Studies ("CSIS"), a non-partisan, non-profit research institute, since January 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 until 1999 and as Comptroller under the Secretary of Defense from 1993 to 1997. Dr. Hamre received his Ph.D., with distinction, in 1978 from the School of Advanced International Studies, John Hopkins University.

     Bernard Marcus, 72, has served as a director of ChoicePoint since May 2000. Mr. Marcus is a co-founder and a director of The Home Depot, Inc. and served as Chairman of the Board since its inception in 1978 until December 31, 2001. He also served as Home Depot's Chief Executive Officer from 1978 to 1997. Mr. Marcus also serves as a director of Westfield America, Inc., a real estate investment trust, and the National Foundation for the Centers for Disease Control and Prevention and is Chairman of The Marcus Institute, which provides support services for persons with developmental disabilities and their families.

     Terrence Murray, 62, has been nominated to serve as a director of ChoicePoint. Mr. Murray has served as Chairman of the Board of FleetBoston Financial Corporation since 1982, except from 1988 to 1989 and from 1995 to 1996, when he served as President. He served as Chief Executive Officer from 1982 until December 2001, except from 1988 to 1989, when he served as Chief Operating Officer. Mr. Murray also serves as a director of A. T. Cross Company, a producer of writing instruments, Allmerica Financial Corporation, a financial services company, and CVS Corporation, a retail drugstore chain.

     THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DR. HAMRE AND MESSRS. MARCUS AND MURRAY AS DIRECTORS TO HOLD OFFICE UNTIL THE 2005 MEETING OF SHAREHOLDERS, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

     Douglas C. Curling, 47, has served as Chief Operating Officer and director of the Company since May 2000. He served as Chief Operating Officer and Treasurer from May 1999 to May 2000 and served as Executive Vice President, Chief Financial Officer and Treasurer of the Company from the ChoicePoint spinoff from Equifax Inc. in August 1997 until May 1999. Mr. Curling served as Senior Vice President -- Finance and Administration of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spinoff.

     James M. Denny, 69, has served as a director of ChoicePoint since June 1997. From September 1995 to December 2000, Mr. Denny was Senior Advisor to William Blair Capital Partners, L.L.C., a private equity investment company. He served as Vice Chairman of Sears, Roebuck & Co. from 1992 until his retirement in 1995. He also serves as a director of The Allstate Corporation and GATX Corporation, a diversified financial services company, and as Chairman of the Board of Gilead Sciences, Inc., a bio-pharmaceutical company.

     Kenneth G. Langone, 66, has served as a director of ChoicePoint since May 2000. Mr. Langone has served as Chairman, President and Chief Executive Officer of Invemed Associates LLC, an investment banking and brokerage firm, since 1974. He also serves as a director of The Home Depot, Inc., The New York Stock Exchange, Inc., General Electric Company, Unifi, Inc., a producer of textile yarns, Tricon Global Restaurants, Inc., a food services company, and several private corporations.

     Charles I. Story, 47, has served as a director of ChoicePoint since June 1997. Mr. Story has been President, Chief Executive Officer and a director of INROADS, Inc., an international non-profit training and development organization, since January 1993. He also serves as a director of Briggs & Stratton Corporation and as an advisory director to AmSouth Bank.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

     Thomas M. Coughlin, 52, has served as a director of ChoicePoint since January 2001. Mr. Coughlin has served as President and Chief Executive Officer of Wal-Mart Stores & Supercenters U.S.A. since 1998 and served as Chief Operating Officer from 1995 to 1998. Since joining Wal-Mart in 1978, he has served in a variety of positions including Vice President of Loss Prevention, Vice President of Human Resources, Executive Vice President of Sam's Operations, Executive Vice President of Specialty Groups and Executive Vice President and Chief Operating Officer of Wal-Mart Store Operations.

     Bonnie G. Hill, 60, has served as a director of ChoicePoint since May 2001. Ms. Hill has served as President of B. Hill Enterprises LLC, a corporate governance consulting firm, since July 2001. She served as President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001 and as Senior Vice President, Communications and Public Affairs, of The Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce of the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, a steel producer, Hershey Foods Corporation, The Home Depot, Inc., and Niagara Mohawk Holdings, Inc., an energy holding company.

     Derek V. Smith, 47, has served as President, Chief Executive Officer and a director of ChoicePoint since May 1997, and has served as Chairman since May 1999. Mr. Smith served as Executive Vice President of Equifax and Group Executive of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spinoff in August 1997. He also serves as a director of Metris Companies Inc., a direct marketer of consumer-based services, and The Stanley Works, a producer of tools and door products.

BOARD MEETINGS AND COMMITTEES

     The board of directors of ChoicePoint met four times during 2001. The board of directors has established several standing committees, which met at various intervals as indicated below. Until the creation of the corporate governance and nominating committee in January 2002, nominees for election to the board of directors were selected and nominated by the executive committee of the board of directors, which was authorized to perform the functions of a nominating committee. ChoicePoint currently has no procedure whereby nominations are solicited from shareholders. All directors attended at least 75% of the meetings of the board of directors and the various committees of which they were members.

  EXECUTIVE COMMITTEE

     The members of the executive committee are Messrs. Smith (Chairman), Denny and Marcus. The executive committee met once during 2001. This committee, in general, is authorized to exercise the powers of the board of directors in the management of all of the affairs of ChoicePoint during the intervals between board of directors meetings, subject to the board of directors' direction. The executive committee also establishes salaries for all executive officers of ChoicePoint other than those officers who are members of the executive committee. In addition, until the creation of the corporate governance and nominating committee in January 2002, the executive committee was authorized to perform the functions of a nominating committee.

  MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE

     The members of the management compensation and benefits committee, referred to as the "compensation committee," are Messrs. Langone (Chairman), Barbaro and Betty. The compensation committee met two times during 2001. This committee is responsible for all decisions regarding compensation of the chief executive officer and incentive compensation awards for ChoicePoint's executive officers. The compensation committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans, including the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan, referred to as the "stock incentive plan."

  AUDIT COMMITTEE

     The members of the audit committee are Messrs. Denny (Chairman), Barbaro and Story. The audit committee met three times during 2001. This committee is responsible for reviewing and recommending to the board of directors the engagement or discharge of independent auditors, reviewing with independent auditors the scope, plan for and results of the audit engagement, reviewing the scope and results of ChoicePoint's internal audit department, reviewing the adequacy of ChoicePoint's system of internal accounting controls, reviewing the status of material litigation and corporate compliance, and any other matters the audit committee deems appropriate.

  PRIVACY COMMITTEE

     The members of the privacy committee are Ms. Hill (Chairman) and Messrs. Coughlin and Curling. The privacy committee met once in 2001. This committee is responsible for reviewing and monitoring legislation and recommending policies to the board of directors as to privacy matters affecting ChoicePoint.

  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The members of the corporate governance and nominating committee are Messrs. Langone (Chairman) and Coughlin and Ms. Hill. The corporate governance and nominating committee was created in January 2002 to identify corporate governance issues, create corporate governance policies, identify and recommend potential candidates for election to the Board and review director compensation.

DIRECTOR COMPENSATION

     Directors who are salaried officers or employees of ChoicePoint receive no additional compensation for services as a director or as a member of a committee of the board of directors. Each director who is not a salaried officer or employee of ChoicePoint is compensated as follows. The chairman of the board of directors is paid an annual fee of $30,000 for his services and an additional fee of $2,500 for attendance at each meeting of the board of directors or a committee thereof. In 2001, each other ChoicePoint non-employee director was paid an annual fee of $20,000 for services as a director, an additional fee of $1,000 for attendance at each meeting of the board of directors, and $1,000 (or $2,500 if designated as chairman) for attendance at each committee meeting. Derek V. Smith became Chairman of the board of directors in May 1999 and Doug C. Curling, Chief Operating Officer, became a member of the board of directors in 2000 and, because they are salaried officers of ChoicePoint, do not receive this compensation. Effective January 1, 2002, the annual retainer for a non-employee Chairman was increased from $30,000 to $40,000 and for non-employee directors the annual retainer was increased from $20,000 to $32,000.

     In addition, upon initial election to the board of directors, each ChoicePoint non-employee director receives a one-time grant of restricted ChoicePoint common stock with a market value of $25,000, which vests after 36 months or upon death or retirement from the board of directors, whichever occurs first. ChoicePoint non-employee directors also receive annual stock option awards of 5,000 shares of ChoicePoint common stock and the chairman of the board of directors receives annual stock option awards of 7,500 shares. However, Messrs. Smith and Curling do not receive these awards because they are salaried employees of ChoicePoint. The stock option awards vest after 24 months or upon the director's earlier death or retirement from the board of directors. Restricted stock and stock option awards are issued under the ChoicePoint stock incentive plan.

     ChoicePoint non-employee directors are eligible for participation in ChoicePoint's deferred compensation plan, pursuant to which each ChoicePoint non-employee director may elect to defer up to 100% of earned director compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual director: (a) the market value of, and any dividends on, the ChoicePoint common stock ("common share equivalents"), (b) a short-term income fund, (c) an equity index fund, or (d) a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a director, as elected in advance by the director. No director has voting or investment power with respect to the common share equivalents.

                   CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects information, as of March 1, 2002, with respect to the beneficial ownership of the outstanding ChoicePoint common stock by (1) persons known to ChoicePoint to be the beneficial owners of more than five percent of the ChoicePoint common stock in accordance with Section 13(d) of the Exchange Act, (2) each of the executive officers of ChoicePoint named in the summary compensation table which follows, (3) each director and director nominee of ChoicePoint, and (4) all of the directors, director nominees and executive officers of ChoicePoint as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. The number of outstanding shares of ChoicePoint common stock as of March 1, 2002 was 63,686,093. Share amounts have been adjusted to reflect the two-for-one stock split that was effective November 24, 1999 and the three-for-two stock split that was effective March 7, 2001.

                                                              NUMBER OF     PERCENT OF
NAME AND ADDRESS                                              SHARES(1)       CLASS
----------------                                              ---------     ----------
FMR Corp. ..................................................  9,174,440(2)     14.4%
  Edward C. Johnson 3rd
  Abigail P. Johnson
  82 Devonshire Street
  Boston, MA 02109
Baron Capital Group, Inc....................................  8,416,753(3)     13.2
  BAMCO, Inc.
  Baron Capital Management, Inc.
  Baron Asset Fund
  Ronald Baron
  767 Fifth Avenue
  New York, NY 10153
Ron D. Barbaro..............................................     22,158           *
Charles G. Betty............................................     40,665           *
Thomas M. Coughlin..........................................        673           *
Douglas C. Curling..........................................    738,479(4)      1.2
J. Michael de Janes.........................................    194,188(5)        *
James M. Denny..............................................     20,184           *
John J. Hamre...............................................          0           *
Bonnie G. Hill..............................................      1,363           *
Kenneth G. Langone..........................................  1,533,386(6)      2.4
David T. Lee................................................    396,040           *
Bernard Marcus..............................................     91,342           *
Terrence Murray.............................................          0           *
Derek V. Smith..............................................  2,338,282(7)      3.7
Charles I. Story............................................     20,184           *
Michael S. Wood.............................................     32,187           *
All Executive Officers, Directors, and Nominees as a Group
  (16 persons)..............................................  5,532,790         8.7

---------------

 * Represents beneficial ownership of less than 1% of the outstanding ChoicePoint common stock.

(1) Includes shares issuable pursuant to stock options exercisable on March 1, 2002, or within 60 days thereafter, as follows: Mr. Barbaro -- 18,000 shares; Mr. Betty -- 39,375 shares; Mr. Curling -- 494,547 shares; Mr. de Janes -- 165,093 shares; Mr. Denny -- 18,000 shares; Mr. Langone -- 157,500 shares; Mr. Lee -- 294,563 shares; Mr. Marcus -- 39,375 shares; Mr.
    Smith -- 1,719,435 shares; Mr. Story -- 18,000 shares; and Mr.
    Wood -- 16,875 shares. Also includes shares issuable pursuant to stock options with respect to which it is assumed the performance-based criteria will be met within 60 days of March 1, 2002, resulting in the vesting of additional stock options as follows: Mr. Curling -- 93,750 shares; Mr. de Janes -- 9,375 shares; Mr. Lee -- 26,250 shares; Mr. Smith -- 187,500 shares and Mr. Wood -- 9,375 shares.

(2) This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. According to the Schedule 13G, the holders listed own the shares of ChoicePoint common stock directly or indirectly, and collectively have shared voting and dispositive power with respect to an aggregate of 8,980,300 shares of ChoicePoint common stock.

(3) This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002. According to the Schedule 13G, the holders listed own the shares of ChoicePoint common stock directly or indirectly, and collectively have shared voting and dispositive power with respect to an aggregate of 7,836,753 shares of ChoicePoint common stock.

(4) Includes 300 shares held in a custodial account for a minor son, 300 shares held in a custodial account for a minor daughter and 400 shares held in custodial account for a minor son.

(5) Includes 75 shares owned by his wife.

(6) Includes 728,665 shares owned by Invemed Securities, Inc. and 157 shares owned by his wife. Mr. Langone is Chairman of Invemed Securities, Inc.

(7) Includes 300 shares owned by his wife and 28,438 shares held in a trust.

                       CHOICEPOINT EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2001, 2000 and 1999, the compensation awarded to, earned by or paid to ChoicePoint's chief executive officer and the four other most highly compensated executive officers of ChoicePoint, referred to as the "named officers" in all capacities in which they served during such fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                            ---------------------------------------
                                                                      AWARDS              PAYOUTS
                                           ANNUAL           --------------------------   ----------
                                        COMPENSATION        RESTRICTED    SECURITIES
NAME AND                            ---------------------     STOCK       UNDERLYING        LTIP         ALL OTHER
PRINCIPAL POSITION           YEAR    SALARY     BONUS(1)    AWARDS(2)    OPTIONS(#)(3)   PAYOUTS(4)   COMPENSATION(5)
------------------           ----   --------   ----------   ----------   -------------   ----------   ---------------
Derek V. Smith.............  2001   $817,306   $1,500,000   $3,217,500      375,000      $       --     $1,021,692
  Chairman, President        2000    637,884    1,600,000           --      225,000              --        723,689
  and CEO                    1999    465,867      917,000    1,585,815      330,000       2,702,898        501,892
Douglas C. Curling.........  2001    465,383      725,000    1,608,750      187,500              --        332,470
  Chief Operating            2000    370,007      780,000           --      112,500              --        266,187
  Officer                    1999    280,405      465,000      726,626      165,000         756,585        171,490
David T. Lee...............  2001    252,499      275,000      429,000       52,500              --        114,458
  Executive Vice             2000    216,542      300,000           --       52,500              --         99,914
  President                  1999    196,494      235,000      171,282       82,500              --         83,869
Michael S. Wood............  2001    225,000      125,000           --       26,250              --         20,625
  Chief Financial            2000    197,308      140,000           --       26,250              --          8,698
  Officer                    1999         --           --           --           --              --             --
J. Michael de Janes........  2001    212,498      150,000      214,500       18,750              --         34,614
  General Counsel &          2000    181,524      147,500           --       18,750              --         28,584
  Secretary                  1999    153,624      125,000      146,813       28,800              --         22,075

---------------

(1) Represents an annual cash incentive award earned upon achievement of specified performance measurements and determined as a percentage of salary.

(2) ChoicePoint granted restricted stock during 2001 to a selected group of key officers to assure the key officers are retained through June 2004. In the event that any dividends are paid with respect to the ChoicePoint common stock in the future, dividends will be paid on the shares of restricted ChoicePoint common stock at the same rate. The value of restricted stock awards shown in the table is as of the date of grant. As of December 31, 2001, the total number of restricted stock awards outstanding and related fair market value were as follows: Mr. Smith -- 181,593 shares ($9,204,949); Mr. Curling -- 81,000 shares ($4,105,890); Mr. Lee -- 20,500 shares
    ($1,039,145); and Mr. de Janes -- 11,000 shares ($557,590).

(3) Share amounts have been adjusted to reflect the two-for-one stock split that was effective November 24, 1999 and the three-for-two stock split that was effective March 7, 2001.

(4) Amounts for 1999 represent the final long-term incentive payment made by ChoicePoint pursuant to Equifax long-term incentive plans.

(5) For 2001, these amounts include: for Mr. Smith, $20,206 in contributions under the ChoicePoint Inc. 401(k) profit sharing plan, referred to as the "401(k) Plan", $980,178 accrued under ChoicePoint's deferred compensation plan, referred to as the "DCP", $17,574 in term life insurance premiums, referred to as the "Life Premiums," and $3,734 for employer contributions for the salaried employee health-related benefit plan, referred to as the "Health Plan Contributions"; for Mr. Curling, $15,910 in contributions under the 401(k) Plan, $302,385 accrued under the DCP, $10,440 in Life Premiums, and $3,734 in Health Plan Contributions; for Mr. Lee, $24,626 in contributions under the 401(k) Plan, $86,097 accrued under the DCP, and $3,734 in Health Plan Contributions; for Mr. Wood,

$10,540 in contributions under the 401(k) Plan, $6,351 accrued under the DCP, and $3,734 in Health Care Contributions; and for Mr. de Janes, $20,206 in contributions under the 401(k) Plan, $10,610 under the DCP and $1,758 in Health
     Plan Contributions;

STOCK OPTIONS

     The following table sets forth information concerning the grants to the named officers of options to purchase ChoicePoint common stock during the fiscal year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF
                              SHARES OF      PERCENT OF                             POTENTIAL REALIZABLE VALUE
                               COMMON          TOTAL                                AT ASSUMED RATES OF STOCK
                                STOCK         OPTIONS                                 PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO    EXERCISE                        OPTION TERM
                               OPTIONS      EMPLOYEES IN   PRICE PER   EXPIRATION   --------------------------
NAME                        GRANTED(1)(2)       2001         SHARE        DATE         5%(3)         10%(3)
----                        -------------   ------------   ---------   ----------   -----------   ------------
Derek V. Smith............     375,000         19.58       $34.6667    1/30/2011    $8,175,638    $20,718,672
Douglas C. Curling........     187,500          9.79        34.6667    1/30/2011     4,087,819     10,359,336
David T. Lee..............      52,500          2.74        34.6667    1/30/2011     1,144,589      2,900,614
Michael S. Wood...........      26,250          1.37        34.6667    1/30/2011       572,295      1,450,307
J. Michael de Janes.......      18,750          0.98        34.6667    1/30/2011       408,782      1,035,934

---------------

(1) All options were granted pursuant to the stock incentive plan. Share amounts have been adjusted to reflect the three-for-two stock split effective March 7, 2001. Except as described in footnote (2) below, all options were granted as incentive stock options that vest 100% on the third anniversary of the date of grant.

(2) The number of options reported includes options to purchase the following number of shares of ChoicePoint common stock: 187,500 shares for Mr. Smith; 93,750 shares for Mr. Curling; 26,250 shares for Mr. Lee; 16,875 shares for Mr. Wood; and 9,375 shares for Mr. de Janes, pursuant to non-qualified performance-based, fair market value stock options. Such options will vest 100% on the ninth anniversary of the grant or may be accelerated based on achieving certain performance criteria within three years of the grant and upon certification that the performance criteria have been met.

(3) These amounts represent assumed rates of appreciation only. Actual gains, if any, realized upon exercises of stock options are dependent on future performance of the ChoicePoint common stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will be realized at the time of any option exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END

OPTION VALUES

     The following table sets forth information, with respect to each named officer, concerning any exercise of options to purchase ChoicePoint common stock during the fiscal year ended and the fiscal year-end value of outstanding unexercised options to purchase ChoicePoint common stock held at December 31, 2001.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL YEAR-       IN-THE-MONEY OPTIONS AT
                                  SHARES                             END(#)(1)                FISCAL YEAR-END(2)
                               ACQUIRED ON       VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)(1)    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          --------------   ----------   -----------   -------------   -----------   -------------
Derek V. Smith..............      90,546       $3,902,899    1,501,935       704,998      $57,357,007    $15,989,841
Douglas C. Curling..........      49,659       $2,186,764      391,047       347,248      $13,640,824    $ 7,805,340
David T. Lee................       8,746       $  357,248      257,240       133,873      $ 9,760,525    $ 3,316,082
Michael S. Wood.............           0       $        0       13,125        39,374      $   313,119    $   733,714
J. Michael de Janes.........           0       $        0      130,293        62,923      $ 5,119,308    $ 1,679,037

---------------

(1) Share amounts have been adjusted to reflect the two-for-one stock split effective November 24, 1999 and the three-for-two stock split effective March 7, 2001.

(2) The value of unexercised options equals the fair market value per share of ChoicePoint common stock as of December 31, 2001, less the exercise price, multiplied by the number of shares underlying the stock options. The closing price of the ChoicePoint common stock on the New York Stock Exchange on December 31, 2001 was $50.69 per share.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     ChoicePoint currently has in effect employment agreements with Messrs. Smith, Curling and Lee. The employment agreements set forth minimum base salary amounts and provide for participation in ChoicePoint's employee and executive benefit plans and certain perquisites. The employment agreements vary in duration, but all provide for automatic extensions if not otherwise terminated. The employment agreements may be terminated by either ChoicePoint or by the executive. The employment agreements provide that, under specified circumstances, in the event of a termination, the executive would be entitled to severance pay for a period of up to two years from the date of termination.

     The employment agreements also contain provisions for severance pay and specified benefits upon the occurrence of a "change in control" of ChoicePoint. A "change in control" is defined by the employment agreements to mean: (1) a merger, consolidation or other reorganization of ChoicePoint that results in the shareholders of ChoicePoint holding less than a majority of the voting power of the resulting entity after such a transaction; (2) a sale or transfer of all or substantially all of ChoicePoint's assets to an entity in which the shareholders of ChoicePoint hold less than a majority of the voting power of such entity immediately following such sale or transfer; (3) the filing of a report with the Securities and Exchange Commission pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of ChoicePoint's voting power; (4) disclosure by ChoicePoint, pursuant to the requirements of the Exchange Act, that a change in control (as defined in the Exchange Act) has occurred or may occur pursuant to a then-existing agreement; or (5) in specified circumstances, the failure to reelect a majority of the members of ChoicePoint's board of directors. In the event that the executive's employment is terminated under conditions within five years after the date of a change in control, then the executive is entitled to severance pay and other benefits. The amount of the severance payment is based upon the executive's annual compensation, with specified components of such compensation multiplied by a factor ranging from 2 to 3 times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee consists of Messrs. Langone (Chairman), Barbaro and Betty. The executive committee, which is responsible for establishing salaries for the executive officers other than officers who are members of the executive committee, consists of Messrs. Smith (Chairman), Denny and Marcus. Mr. Smith is the Chairman, President and Chief Executive Officer of ChoicePoint. None of these directors have any interlocking relationships to be disclosed in this proxy statement.

                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The compensation of ChoicePoint's executive officers is determined by two committees of the board of directors. The compensation committee was established by the board of directors and is composed entirely of directors who are not, and have never been, officers or employees of ChoicePoint. The board of directors designates the members and the chairman of this committee. The compensation committee is responsible for all decisions regarding the compensation of the chief executive officer and for establishing and administering ChoicePoint's compensation and benefit policies and practices for the executive officers. The compensation committee is also responsible for the administration of the stock incentive plan. The executive committee, the members and chairman of which are also designated by the board of directors, is responsible for establishing salaries for executive officers other than officers who are members of the executive committee, pursuant to guidelines prescribed by the compensation committee.

     The following report summarizes the philosophies and methods that the compensation committee and executive committee use in establishing and administering ChoicePoint's executive compensation and incentive programs, including the development of compensation programs designed to provide key employees with immediate ownership interests in ChoicePoint and motivation to build shareholder value.

EXECUTIVE COMPENSATION POLICIES

     ChoicePoint's executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement appropriately and to enhance the financial performance of ChoicePoint, and thus shareholder value, by significantly aligning the financial interests of ChoicePoint's executives with those of its shareholders. To accomplish these objectives, the executive compensation program, as administered by the compensation committee, is comprised of (1) annual cash compensation, the components of which are base salary and an annual variable cash incentive award payable pursuant to ChoicePoint's annual incentive compensation plan, (2) long-term incentive compensation, consisting of restricted stock and fair market value stock options awarded pursuant to the stock incentive plan, and (3) other benefits that are intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Base salary and annual bonuses are designed to recognize both individual performance and the achievement of corporate business objectives each year. The value of long-term incentives is directly linked to the performance of the ChoicePoint common stock. Executive officers also are eligible to participate in a variety of other benefit plans, including a deferred compensation plan, supplemental life and disability plans available to key officers and benefit plans available to employees generally, including the 401(k) Plan and health-related plans.

     Decisions regarding the compensation of executive officers are based upon
(1) the policies described above, (2) ChoicePoint's operating performance, (3) competitive practices for executive talent, and (4) the individual performance of the executive. In addition to these principles, the committee uses experience and judgment in determining the mix and level of compensation. The committee considers market practices and compensation information drawn from a broad range of companies, including, but not limited to, certain of the companies included in the industry index used in the stock performance graph included in this proxy statement. The compensation committee's policy, which is taken into consideration by the executive committee, is to provide ChoicePoint's officers with a competitive base salary and to offer variable performance-based elements that provide the executive officers with the opportunity to achieve total compensation packages that are generally in the top quartile of similar titled positions for publicly traded companies.

ANNUAL SALARY AND INCENTIVE BONUSES

     In determining the base salaries for ChoicePoint's named officers, the compensation committee and executive committee took into consideration each executive's experience and the responsibilities attendant to his position. Base salaries for the named officers will be reviewed annually. In evaluating whether an adjustment to an executive's base salary is appropriate, factors such as the scope of the individual's job responsibilities and performance over the past year, as well as an assessment of how well the individual performed in meeting or exceeding the personal goals set for that individual for the applicable period, will be considered.

     The purpose of ChoicePoint's annual incentive compensation plan is to unite the interests of ChoicePoint's management employees with those of its shareholders through annual payment of cash incentive awards to management employees based upon attainment of (1) annually established corporate economic value added goals and (2) individual performance goals. Target incentive cash opportunities under the ChoicePoint annual incentive compensation plan for the named officers other than the chief executive officer can range from 30% to 60% of base salary, and for the chief executive officer represent 70% of his base salary. Actual annual cash bonuses are determined by measuring corporate and individual performance against goals established for the applicable period. The goals take into account, depending upon the responsibility level of the individual, one or more factors, including the individual's performance, the performance of the functional group or unit with which the individual is associated (primarily based upon the economic value added objective of such unit), and the overall performance of ChoicePoint (primarily based upon economic value added goals). Such goals may or may not be equally weighted and may vary from one executive officer to another. Bonus awards under the ChoicePoint annual incentive compensation plan, even in the event that ChoicePoint's maximum economic value added goals are exceeded, also take into account an assessment of the performance of the individual executive officer. For 2001, the economic value added goals and individual performance goals were exceeded, and each of the named officers, therefore, was awarded a total compensation package that exceeded the target opportunity level.

LONG-TERM INCENTIVE COMPENSATION

     ChoicePoint's long-term incentive compensation program for its executive officers consists of a combination of fair market value stock options which vest 100% on the third anniversary of the grant, as well as fair market value stock options which are performance-based, pursuant to the stock incentive plan. The compensation committee's current philosophy is to grant fair market value stock options, rather than restricted stock, as the primary type of award under the stock incentive plan. The stock incentive plan is intended to provide a means of encouraging an ownership interest in ChoicePoint by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of ChoicePoint, thereby increasing their motivation for, and interest in the achievement of, ChoicePoint's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the ChoicePoint common stock, the compensation committee believes that stock options are a means of encouraging executives and other key management employees to increase long-term shareholder value. In determining awards of stock options under the stock incentive plan, the compensation committee has no specific formula but rather makes grants based upon such factors as individual contribution to corporate performance, market practices and management recommendations. Consistent with the philosophy of the compensation committee described above, in January 2001 and July 2001 ChoicePoint granted options and restricted stock, respectively, under the stock incentive plan to named officers (including the chief executive officer) and a number of employees. In July 2001 ChoicePoint included named officers that received restricted stock (including the chief executive officer) in a long-term performance-based cash incentive plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation committee generally applies the same compensation philosophy described above for executive officers in order to determine the compensation for Derek V. Smith, ChoicePoint's Chairman, President and Chief Executive Officer. In setting both the cash-based and equity-based elements of Mr. Smith's compensation, the compensation committee's objective was to establish a compensation package at target levels that are competitive and reflect market practice. Factors considered in evaluating Mr. Smith's performance included exceeding the financial targets established by the board of directors, executing strategic direction, and increasing shareholder value. No specific weighting was assigned to these factors in the evaluation process.

     The compensation committee believes that the compensation program serves its intended objectives. It believes the use of fair market value stock options minimizes the effect on ChoicePoint of Section 162(m) of the Internal Revenue Code, which section provides for an annual $1,000,000 limitation on the deduction that an employer may claim for compensation of executives. Section 162(m) provides exceptions to the deduction limitation, and it is the intent of the compensation committee to qualify for these exceptions to the extent feasible and in the best interests of ChoicePoint, including the exceptions with respect to performance-based compensation.

     While it is the compensation committee's intention to maximize the deductibility of compensation payable to ChoicePoint's executive officers, deductibility will be only one among a number of factors used by the compensation committee in ascertaining appropriate levels or methods of compensation. ChoicePoint intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of ChoicePoint and its shareholders.

CONCLUSION

     To the extent that this report pertains to the determination of salaries for executive officers other than the chief executive officer, it is jointly submitted by the executive committee.

Management Compensation and Benefits Committee               Executive Committee
KENNETH G. LANGONE (Chairman)                                DEREK V. SMITH (Chairman)
RON D. BARBARO                                               JAMES M. DENNY
CHARLES G. BETTY                                             BERNARD MARCUS

March 15, 2002

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                           REPORT OF AUDIT COMMITTEE

     The audit committee ("committee") oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 with management.

     In connection with their audit of the Company's financial statements for the year ended December 31, 2001, the Company's independent public accountants, Arthur Andersen LLP ("Andersen"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The committee discussed with Andersen the matters required by Statement of Accounting Standards No. 61.

     In addition, the committee received from and discussed with Andersen the written disclosures and letter from Andersen required by the Independence Standards Board Standard No. 1 regarding their independence.

     The members of the committee are independent as defined by the listing requirements of the New York Stock Exchange.

     The Company's board of directors has adopted a written charter for the audit committee. The charter is reviewed annually and was most recently amended and approved on January 31, 2002.

     The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held three such meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002.

     On the recommendation of the committee, the board of directors approved a corporate policy, which dictates that the Company's independent public accountants will not perform non-audit services for the Company.

                                          James M. Denny (Chairman)
                                          Ron D. Barbaro
                                          Charles I. Story

March 15, 2002

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                      CHOICEPOINT STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the ChoicePoint common stock with a cumulative total return on the S&P Midcap 400 Index, the S&P Smallcap 600 Index, the S&P Smallcap Services (Data Processing) Index, and the Russell 2000 Index, for the period from August 8, 1997 (the date on which the ChoicePoint common stock commenced trading on the New York Stock Exchange) through December 31, 2001. The comparison assumes an original investment of $100 on August 8, 1997 and assumes the reinvestment of any dividends.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------------------------------
                       8 AUG-97   DEC-97    JUN-98    DEC-98    JUN-99    DEC-99    JUN-00    DEC-00    JUN-01    DEC-01
-------------------------------------------------------------------------------------------------------------------------
 ChoicePoint Inc.        100        136       145       184       192       236       254       375       360       434
 S&P Midcap 400
  Index                  100        107       117       128       137       147       160       172       174       159
 S&P Smallcap 600
  Index                  100        106       112       104       110       117       126       131       139       140
 S&P Smallcap
  Services (Data
  Processing) Index      100        101       122       134       127       117       117       178       224       238
 Russell 2000            100        106       111       103       113       125       129       122       130       124

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT CHOICEPOINT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         RATIFICATION OF APPOINTMENT OF
                   CHOICEPOINT INDEPENDENT PUBLIC ACCOUNTANTS

GENERAL

     The ChoicePoint board of directors has selected Deloitte & Touche LLP as ChoicePoint's independent public accountants for the fiscal year ending December 31, 2002 and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year if the board of directors determines that such a change would be in the best interests of ChoicePoint and its shareholders. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CHOICEPOINT'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as ChoicePoint's independent public accountants for the fiscal year ended December 31, 2001. On March 21, 2002 ChoicePoint decided to dismiss Arthur Andersen, effective as of March 29, 2002. Also, on March 21, 2002, ChoicePoint appointed Deloitte & Touche LLP as its new independent public accountants, effective as of March 22, 2002. The appointment of Deloitte & Touche is subject to ratification by ChoicePoint's shareholders at the annual meeting. The decision to dismiss Arthur Andersen and to retain Deloitte & Touche was approved by ChoicePoint's board of directors upon the recommendation of its audit committee.

     A representative of Arthur Andersen will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The audit reports of Arthur Andersen on the consolidated financial statements of ChoicePoint and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During ChoicePoint's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 21, 2002, there were no disagreements between ChoicePoint and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred within ChoicePoint's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through March 21, 2002.

     During ChoicePoint's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 21, 2002, ChoicePoint did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K promulgated by the Securities and Exchange Commission.

     Deloitte & Touche audited the financial statements of DBT Online, Inc. ("DBT") and subsidiaries as of and for the fiscal year ended December 31, 1999. ChoicePoint acquired DBT on May 16, 2000 in a transaction accounted for as a pooling of interests. The DBT financial statements are included in the consolidated financial statements of ChoicePoint and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 and reflect revenue of 15% of the related consolidated total for the year ended December 31, 1999. Deloitte & Touche provided its audit report relating to the DBT financial statements to Arthur Andersen, and Arthur Andersen's opinion on the consolidated financial statements of ChoicePoint and subsidiaries as of for the fiscal years ended December 31, 2001 and 2000, as such opinion relates to the amounts included for DBT and subsidiaries, is based solely on Deloitte & Touche's report.

AUDIT FEES, FINANCIAL INFORMATION SYSTEM FEES AND OTHER FEES

     During fiscal year 2001, ChoicePoint retained Arthur Andersen LLP to provide services in the following categories and amounts:

Audit Fees..................................................   $413,000
Financial Information Systems Design & Implementation
  Fees......................................................   $      0
Audit-Related Fees..........................................   $ 92,500*
Other Fees..................................................   $      0
Total All Other Fees........................................   $ 92,500

---------------

* Audit-related fees include benefit plan audits, agreed-upon procedures reports, acquisitions, due diligence and accounting consultations.

     The audit committee considered whether the provision of non-audit services by the independent auditors is compatible with maintaining auditor independence. Commencing in 2002, as a matter of corporate policy, the Company's independent auditors will not perform non-audit services.

                                 OTHER MATTERS

CHOICEPOINT SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the proxy statement for ChoicePoint's 2003 annual meeting of shareholders must be received by ChoicePoint at its principal executive offices on or before November 22, 2002. For a shareholder proposal to be properly brought before ChoicePoint's 2003 annual meeting of shareholders (other than a proposal to be considered for inclusion in the proxy statement for ChoicePoint's 2003 annual meeting of shareholders), it must be received by ChoicePoint at its principal executive offices on or before November 22, 2002. In accordance with the rules of the Securities and Exchange Commission and ChoicePoint's bylaws, ChoicePoint may exercise discretionary authority to vote proxies with respect to any shareholder proposal to be presented at ChoicePoint's 2003 annual meeting of shareholders, but not included in ChoicePoint's proxy statement for such meeting, if the shareholder making the proposal has not given notice to ChoicePoint by February 5, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001 Mr. Marcus served as Chairman of the Board of The Home Depot, Inc. and Ms. Hill and Mr. Langone both served as directors of The Home Depot, Inc. During 2001, the Company performed pre-employment background and drug testing services for The Home Depot, Inc. totaling approximately $4 million. These services were the result of arm's length negotiations conducted in the ordinary course of business.

     Mr. Murray served as Chairman and Chief Executive Officer of FleetBoston Financial Corporation in 2001. During 2001, the Company entered into a financing arrangement for up to $52 million to finance the expansion of its headquarters facilities, which will be constructed during 2002. FleetBoston Financial Corporation participated in $15 million of the $52 million financing arrangement and received $22,500 in fees for the transaction. In addition, the Company provided public record information services in 2001 for FleetBoston Financial Corporation for approximately $92,700. The financing arrangement and the services performed were the result of arm's length negotiations conducted in the ordinary course of business.

CHOICEPOINT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the regulations of the Securities and Exchange Commission require ChoicePoint's executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock to file initial reports of ownership and changes in ownership of the ChoicePoint common stock with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and ChoicePoint 10% shareholders are required by the regulations of the Securities and Exchange Commission to furnish ChoicePoint with copies of all reports that they file pursuant to Section 16(a). In addition, Item 405 of Regulation S-K requires ChoicePoint to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years. To ChoicePoint's knowledge, based upon a review of the copies of such forms furnished to ChoicePoint and written representations from ChoicePoint's executive officers and directors, all filing requirements applicable to ChoicePoint's executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock were complied with for 2001, except for Messrs. Langone and Marcus, who each inadvertently under-reported 3,748 shares and 5,062 shares, respectively. The share amounts were corrected on subsequent filings.

ANNUAL REPORT TO SHAREHOLDERS/ANNUAL REPORT ON FORM 10-K

     The Annual Report to Shareholders of ChoicePoint Inc. for the year ended December 31, 2001, including audited financial statements, accompanies this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies. Additionally, ChoicePoint files an Annual Report on Form 10-K with the Securities and Exchange Commission. A COPY OF CHOICEPOINT'S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY

SHAREHOLDER WHO MAKES WRITTEN REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY, CHOICEPOINT INC., 1000 ALDERMAN DRIVE, ALPHARETTA, GEORGIA 30005.

OTHER MATTERS AT THE ANNUAL MEETING

     ChoicePoint is unaware of any matter to be presented at the ChoicePoint annual meeting other than as described in this proxy statement. If other matters are properly presented at the ChoicePoint annual meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the ChoicePoint annual meeting.

EXPENSES OF SOLICITATION

     ChoicePoint has retained Morrow & Co., Inc. to aid in the solicitation of proxies. ChoicePoint estimates the cost of these services to be approximately $6,000, plus out-of-pocket expenses. The cost of soliciting proxies will be borne by ChoicePoint. Proxies may be solicited by personal interview, mail or telephone. In addition, ChoicePoint may reimburse brokerage firms and other persons representing beneficial owners of shares of ChoicePoint common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by ChoicePoint's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

                                          By Order of the Board of Directors,

                                          /s/ J. Michael de James
                                          J. MICHAEL DE JANES
                                          Corporate Secretary

Alpharetta, Georgia
March 22, 2002

                                                                      APPENDIX A

                                CHOICEPOINT INC.

     The undersigned hereby appoints Derek V. Smith, Douglas C. Curling, and J. Michael de Janes and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on April 25, 2002 at 11:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:

    1. Election of Directors

        [ ]  FOR ALL NOMINEES LISTED BELOW                        [ ]  WITHHOLD AUTHORITY
          (except as marked to the contrary below).                 to vote for all nominees listed below.

               Dr. John J. Hamre; Bernard Marcus; Terrence Murray

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)

--------------------------------------------------------------------------------

    2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for ChoicePoint for the year ending December 31, 2002.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

              (continued on reverse -- please complete other side)

                          (continued from other side)

    3. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                     WILL BE VOTED "FOR" THE ABOVE MATTERS.

    THIS PROXY IS SOLICITED ON BEHALF OF THE CHOICEPOINT BOARD OF DIRECTORS.

                                                  Dated:                  , 2002
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                      IMPORTANT: Please date
                                                  this proxy and sign exactly as
                                                  your name or names appear
                                                  above. If stock is held
                                                  jointly, signature should
                                                  include both names. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity,
                                                  please give your full
                                                  title(s).

  Do you plan to attend the Annual Meeting of Shareholders?  [ ] Yes  [ ]  No

 IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.